Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 22, 2024, relating to the financial statements and financial highlights, which appears in Natixis Sustainable Future 2015 Fund’s®, Natixis Sustainable Future 2020 Fund’s®, Natixis Sustainable Future 2025 Fund’s®, Natixis Sustainable Future 2030 Fund’s®, Natixis Sustainable Future 2035 Fund’s®, Natixis Sustainable Future 2040 Fund’s®, Natixis Sustainable Future 2045 Fund’s®, Natixis Sustainable Future 2050 Fund’s®, Natixis Sustainable Future 2055 Fund’s®, Natixis Sustainable Future 2060 Fund’s® and Natixis Sustainable Future 2065 Fund’s® Annual Report on Form N-CSR for the year ended January 31, 2024. We also consent to the references to us under the headings: “Financial Performance”, “Financial Statements “and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

May 28, 2024